Exhibit 5.2

Consent of Counsel

We consent to the reference to our Firm in the registration statement on Form F-10 (the “Registration Statement”), dated May 8, 2025, and as such may thereafter be amended or supplemented, and the related base shelf prospectus (the “Prospectus”) of the Company dated May 7, 2025 and included therein, under the caption “Legal Matters” as contained in the Prospectus included in the Registration Statement.

/s/ “Blake, Cassels & Graydon LLP”
Blake, Cassels & Graydon LLP

Vancouver, British Columbia

May 8, 2025